EXHIBIT 10.9

Gen Re.

Group Life and Accidental Death and Dismemberment Reinsurance Agreement

between

US Alliance Life & Security Company
Topeka, Kansas

(hereinafter referred to as the "Company")

and

General Re Life Corporation
Stamford, Connecticut
(hereinafter referred to as the "Reinsurer")

Effective March 1, 2015

Agreement # U169-001-000

U169-001-000

TABLE OF CONTENTS

                                                               Page

Article 1            PREAMBLE ................................................................................................................................................................................4

1.1 Parties to this Agreement

1.2 Compliance

1.3 Construction

1.4 Entire Agreement

1.5 Severability

1.6 Office of Foreign Assets Control

Article 2            BASIC OF INSURANCE...........................................................................................................................................................6

2.1 Automatic Reinsurance

2.2 Facultative Reinsurance

Article 3            LIABILITY...................................................................................................................................................................................7

Article 4           REINSURANCE PREMIUM.......................................................................................................................................................8

4.1 Payment of Premium

4.2 Failure to Pay Premium

4.3 Late Payment of Premium

4.4 Foreign Account Tax Compliance Act

Article 5           SETTLEMENY OF CLAIMS .....................................................................................................................................................9

5.1 Notice

5.2 Liability and Payment

5.3 Proof of Loss

5.4 Contested Claims

5.5 Waiver of Premium

5.6 Extra Contractual Damages

Article 6           GENERAL PROVISIONS.........................................................................................................................................................12

6.1 Currency

6.2 Premium Tax

6.3 Inspection of Records

6.4 Reinstatement

6.5 Expenses

6.6 Original Conditions

6.7 Subrogation

6.8 Company Data

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                                                              Page

Article 7           INSOLVENCY..........................................................................................................................................................................14

7.1 Definition of Insolvency

7.2 Insolvency of the Company

U169-001-000

Article 1
PREAMBLE

1.1 Parties to the Agreement
This is an agreement for indemnity reinsurance (the "Agreement") solely between US Alliance Life & Security Company, of Kansas (the "Company") and General Re Life Corporation, of Connecticut (the "Reinsurer"), collectively referred to as the "Parties".

The acceptance of risks under this Agreement shall create no right or legal relation whatsoever between the Reinsurer and the insured, owner, or beneficiary of any insurance policy or other contract of the Company.

This Agreement shall be binding upon the Company and the Reinsurer and their respective successors and assigns.

1.2 Compliance
The Company represents that, to the best of its knowledge, it is in compliance with all state and federal laws applicable to the business reinsured under this Agreement. In the event that the Company is found to be in non-compliance with any law material to this Agreement, this Agreement shall remain in effect and the Company shall indemnify the Reinsurer for any direct loss the Reinsurer suffers as a result of the non-compliance, and shall seek to remedy the noncompliance.

1.3 Construction
This Agreement shall be construed in accordance with the laws of the State of Connecticut.

1.4 Entire Agreement
This Agreement shall constitute the entire agreement between the parties with respect to the business reinsured hereunder. There are no understandings between the parties other than as expressed in this Agreement and any change or modification of this Agreement shall be null and void unless made by amendment to this Agreement and signed by both parties.

1.5 Severability
The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections of this Agreement shall not affect the validity or enforceability of any of the remainder of this Agreement.

1.6 Office of Foreign Assets Control (OFAC)
The Parties represent that they are using, and shall use commercially reasonable efforts to continue to be in compliance with all applicable economic sanction laws. Neither Party shall be deemed to provide cover or be liable to pay any claim or provide any benefit hereunder to the extent that the provision of such cover, payment of such claim or provision of such benefit would expose that Party to any sanction, prohibition or restriction under United Nations resolutions or the trade or economic sanctions, laws or regulations of the European Union, United Kingdom, Canada or United States of America (the "Laws"). Whenever coverage provided by this Agreement would be in violation of any such economic or trade

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sanctions such coverage shall be null and void. Neither Party shall be required to take any action under this Agreement that would violate said Laws, including, but not limited to, making any payments in violation of the Laws.

Should either Party discover or otherwise become aware that a reinsurance transaction has been entered into or a payment (including beneficiary payments) has been made in violation of the Laws, the Party who first becomes aware of the violation of the Laws shall notify the other Party, and the Parties shall cooperate in order to take all necessary corrective actions.

The Parties agree that such reinsurance transaction shall be null, void and of no effect from its inception, to the same extent as if the reinsurance transaction had never been entered into. In such event, each Party shall be restored to the position it would have occupied if the violation had not occurred, including the return of any payments received, unless prohibited by law.

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Article 2
BASIS OF INSURANCE

2.1 Automatic Reinsurance
On or after 12:01 A.M. Eastern Standard Time on the effective date of this Agreement, whenever the Company issues a group policy providing insurance within the limits permitted by the Underwriting Guidelines of the Company as described in Schedule D and the Company retains its maximum limit of retention as shown in Schedule A, the Company shall cede and the Reinsurer shall automatically accept reinsurance in amounts not exceeding the amounts in Schedule A, provided that the policy has not been offered on a facultative basis, in accordance with Article 2.2 below, to any reinsurer, including the Reinsurer.

This Agreement shall apply to policies issued on risks domiciled within the United States.

The reinsurance coverage shall be issued in accordance with the policy forms, underwriting manual, rates and guidelines agreed to by the Reinsurer and the Company. Any deviation from these materials shall require prior written approval by the Reinsurer. The Reinsurer reserves the right to review and modify the rates and/or underwriting guidelines as it deems necessary.

The Company may not reinsure the amount it has retained on the business covered under this Agreement on any basis without the Reinsurer's written consent, which consent may be withheld for any reason.

2.2 Facultative Reinsurance
For any group policy providing amounts of insurance which does not conform to the agreed upon Underwriting Guidelines, and is for this, or for any reason not eligible for automatic reinsurance under the provisions of this Agreement, such policy shall be offered to the Reinsurer for reinsurance on a facultative basis. Upon receipt of such facultative submission, the Reinsurer shall render a decision as to the acceptability of the policy for reinsurance as soon as is practically possible. If the policy is accepted by the Reinsurer, such policy shall be reinsured under this Agreement according to the rates and all other provisions applicable to automatic reinsurance, unless mutually agreed otherwise by the Company and the Reinsurer. If the policy is declined by the Reinsurer, the Company may seek reinsurance elsewhere for that policy.

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Article 3
LIABILITY

The liability of the Reinsurer shall begin and end with the liability of the Company. However, the Reinsurer's liability shall be subject in the case of facultative reinsurance to explicit acceptance of the risk by the Reinsurer. Reinsurance shall be inforce and binding on the Reinsurer as long as the issuance of insurance by the Company constituted the doing of business in a jurisdiction in which the Company is properly licensed and the reinsurance premiums continue to be paid when due while the insurance remains inforce.

The liability of the Reinsurer shall be determined in accordance with the Company's policy issued in connection with the coverage giving rise to reinsurance. The Company shall send to the Reinsurer a copy of each policy form requiring reinsurance and no reinsurance on any policy shall be effective until the policy forms for the benefits reinsured are approved in writing by the Reinsurer and are in the possession of the Reinsurer.

Should there be any voluntary change in the policy forms reinsured, no reinsurance coverage shall exist for the changed policy forms unless prior written approval has been received from the Reinsurer. In the event of a change in form due to state or federal regulation, reinsurance shall continue and the Reinsurer shall have the right to adjust the reinsurance rates accordingly.

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Article 4
REINSURANCE PREMIUM

4.1 Payment of Premium
Reinsurance premiums are due and payable monthly. The Company shall calculate the amount of reinsurance premium due and, within thirty (30) days after the close of the month for which reinsurance is in effect, shall send the Reinsurer a statement that contains the information shown in Schedule C, showing reinsurance premiums due for that period. If an amount is due the Reinsurer, the Company shall remit that amount together with the statement. If an amount is due the Company, the Reinsurer shall remit that amount within thirty (30) days of receipt of the statement.

4.2 Failure to Pay Premium
The payment of reinsurance premiums shall be a condition precedent to the liability of the Reinsurer for reinsurance covered by this Agreement. In the event that reinsurance premiums are not paid by the Company when due, the Reinsurer shall have the right to terminate this Agreement. If the Reinsurer elects to exercise its right of termination, it shall give the Company written notice sent by registered or certified mail. Termination shall be effective as of the date that notice is mailed, unless otherwise specified.

4.3 Late Payment of Premium
In the event that any premium payment is delinquent, the Reinsurer reserves the right to charge the Company an interest penalty equal to five (5) percentage points plus the quarterly U.S. Treasury Bill rate in effect on the date the premium payment becomes thirty (30) days delinquent.

4.4 Foreign Account Tax Compliance Act (FATCA)
The Parties agree to provide to each other all information necessary to comply with the Foreign Account Tax Compliance Act ("FATCA") consistent with Sections 1471 — 1474 of the U.S. Internal Revenue Code and any Treasury Regulations, or other guidance issued pursuant thereto, including, without limitation, applicable Forms W-9 or W-8BEN-E, as the case may be, and any information necessary for a Party to enter into an agreement described in Section 1471(b) of the U.S. Internal Revenue Code and to comply with the terms of that agreement or to comply with the terms of any inter-governmental agreements between the U.S. and any other jurisdictions relating to FATCA.

Applicable United States tax forms, allowing the other Party to conclude that no FATCA withholding is required, shall be provided within thirty (30) days after execution of this Agreement, if not already so provided. Also, either Party shall provide updated forms or any such other information within thirty (30) days of (i) a written request by the other Party or (ii) learning that any such information previously provided has become obsolete or inaccurate.

Each Party to this Agreement acknowledges and agrees that if it fails to supply such information within the time period stated above, it may be subject to a 30% U.S. withholding tax imposed on payments subject to such withholding under FATCA, to be withheld and paid to the U.S. Internal Revenue Service by the other Party.

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Article 5
SETTLEMENT OF CLAIMS

5.1 Notice
The Company shall notify the Reinsurer promptly after receipt of any information on a claim where reinsurance is involved. For purposes of this Agreement, claim shall be defined as the actual sum paid or payable by the Company, including interest, in settlement of policy losses and in payment of policy benefits.

For purposes of this Agreement, prompt notice is defined as follows:

■
for life and AD&D claims, the reinsurance claim form and copies of notification, claim papers and proofs shall be furnished to the Reinsurer within twelve (12) months following the date the claim was reported to the Company;

■
for waiver of premium disability claims, the Reinsurer must receive initial notification of the claim within twelve (12) months following the later of the date the Company first received notice of the waiver of premium claim or the date the elimination period was completed. Following the initial notification, the Company shall send proof of the claimant's on-going disability to the Reinsurer on an annual basis (or more frequently if deemed appropriate by the Reinsurer for the disabling condition claimed) for as long as the claimant is eligible for waiver of premium benefit.

The Reinsurer shall have no liability for any life, AD&D and/or waiver of premium claim for which notice is received after the period specified above. Nor shall the Reinsurer have any liability if the Company fails to furnish proof of the waiver of premium claimant's on-going disability as required above.

5.2 Liability and Payment
The Company shall make the final determination concerning the nature and extent of its liability under its policies. All claim reimbursements shall be based on contractual benefits and standard industry claim practices and shall not include reimbursement for costs of claims administration, investigation or litigation, in the absence of a written agreement to that effect from the Reinsurer.

The Reinsurer shall have no liability for ex gratia payments.

5.3 Proof of Loss
In every case of loss, the Company shall provide the Reinsurer with copies of all proofs of loss, premium verification and a statement showing the amount paid on the claim by the Company. The Claim Documentation Procedures noted below shall be followed.

1.
Upon the Company's payment of death proceeds of a Covered Policy to the policy beneficiary, the Company will provide Reinsurer with a request for payment of the reinsurance proceeds associated with the Covered Policy. This procedure applies to all reinsured claims.

2.	All reinsured contested claims, pre-existing claims and claims with locations of loss that occur outside the United States and claims in litigation: The Company will provide proof

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of death, the claimant's statement, a complete copy of the claim and underwriting file (inclusive of the underwriter's notes), if requested.

The Reinsurer reserves the right to request documentation for any claim when deemed appropriate and to conduct periodic audits to review claims documentation. Nothing herein shall in any manner limit or restrict the Reinsurer's right to audit under this Agreement.

Nothing herein shall require the Reinsurer to pay any claim that is not properly payable under the terms of the underlying policy or this Agreement.

5.4 Contested Claims
The Company shall advise the Reinsurer of its intention to contest, compromise or litigate a claim involving reinsurance. If the Reinsurer declines to be a party to the contest, it shall discharge its liability to the Company by payment of its full share of the claim according to the terms and conditions of this Agreement and shall thereby be relieved of all future liability with respect to such contested claim.

If the Reinsurer joins the Company in a contest or compromise, the Reinsurer shall participate in the same proportion that the amount at risk reinsured with the Reinsurer bears to the total amount at risk to the Company on the claim and shall share in the reduction in liability in the same proportion.

5.5 Waiver of Premium
In the event of a waiver of premium disability claim, the Reinsurer shall waive the reinsurance premium corresponding to the gross premium waived by the Company.

5.6 Extra Contractual Damages
The Reinsurer shall not participate in Punitive or Compensatory Damages or Statutory Penalties that are awarded against the Company as a result of an act, omission or course of conduct committed solely by the Company, its agents, or representatives in connection with claims covered under this Agreement. The Reinsurer shall, however, pay its share of Statutory Penalties awarded against the Company in connection with claims covered under this Agreement if the Reinsurer elected in writing to join in the contest of the coverage in question.

The parties recognize that circumstances may arise in which equity would require the Reinsurer, to the extent permitted by law, to share proportionately in Punitive and Compensatory Damages. Such circumstances are difficult to define in advance, but would generally be those situations in which the Reinsurer was an active party and, in writing, recommended, consented to, or ratified, in advance, the act or course of conduct of the Company that would result in the assessment of the Extra Contractual Damages.

If the Reinsurer concurs with the Company's action, the Reinsurer shall participate in any Extra Contractual award, under the policy involved in the same proportion as the Reinsurer reinsures the underlying insurance, but in no event shall the Reinsurer's liability exceed the amounts identified in Schedule A. If the Reinsurer does not concur with the Company's action, it shall

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pay its full share of the claim according to the terms and conditions of this Agreement and shall be relieved of all future liability with respect to this claim.

For purposes of this Article, the following definitions shall apply:

"Punitive Damages" are those damages awarded as a penalty, the amount of which is neither governed nor fixed by statute.

"Compensatory Damages" are those amounts awarded to compensate for the actual damages sustained, and are not awarded as a penalty nor fixed in amount by statute.

"Statutory Penalties" are those amounts awarded as a penalty, but are fixed in amount by statute.

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Article 6
GENERAL PROVISIONS

6.1 Currency
All payments under this Agreement shall be made in United States currency.

6.2 Premium Tax
The Reinsurer shall not reimburse the Company for premium taxes on reinsurance premiums.

6.3 Inspection of Records
The Reinsurer, or its duly authorized representatives, may inspect the original papers and any and all books or documents relating to or affecting reinsurance under this Agreement. Such access shall be provided during regular business hours at the office of the Company or electronically as agreed to by the parties.

6.4 Reinstatement
If a reinsured policy lapses for non-payment of premium, the Reinsurer may, at its option, reinstate the reinsurance at any time following such termination if the Company makes payment of all reinsurance premiums due and payable up to the date of reinstatement. In the event of such reinstatement, the Reinsurer shall have no liability for any claims incurred between the time the policy lapsed and the date of reinstatement of the reinsurance.

6.5 Expenses
The Reinsurer shall have no liability for medical examinations, inspection fees, attending physicians' statements and other charges incurred in connection with the issuance of the Company's policy. The Reinsurer is not liable for any commissions or expenses incurred by the Company with respect to this Agreement, except for those instances specifically stated elsewhere in this Agreement.

6.6 Original Conditions
All reinsurance ceded hereunder shall be subject in all respects to the same clauses, rates, terms, and conditions as the reinsured policy but, nevertheless subject to the terms and conditions of this Agreement.

6.7 Subrogation
The Reinsurer shall be credited with subrogation (i.e., reimbursement obtained by the Company less the actual cost of obtaining such reimbursement, excluding salaries of officials and employees of the Company or any subsidiary or any affiliate of the Company, and sums paid to attorneys as retainer) on account of claims and settlements involving reinsurance hereunder. If it is in the Company's economic best interest, the Company hereby agrees to enforce its right to subrogation relating to any expense, a part of which expense was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.

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6.8 Company Data
The Company agrees to keep the Reinsurer informed of the identity and terms of the policies reinsured under this Agreement, as well as any special programs affecting reinsurance hereunder, by sending copies of the application forms, policy forms, supplementary agreements, rate books, plan codes and all other materials relevant to coverages reinsured.

Further, the Company agrees to send to the Reinsurer copies of all underwriting manuals or criteria, requirements, and retention schedules affecting reinsurance ceded and to keep the Reinsurer fully informed by sending all subsequent changes to said materials.

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Article 7
INSOLVENCY

7.1 Definition of Insolvency
A party to this Agreement shall be deemed to be insolvent when it:

1.	applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator, or statutory successor of its properties or assets; or
2.	is adjudicated as bankrupt or insolvent; or
3.
files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation or similar law or statute; or

4.	becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party's domicile.

7.2 Insolvency of the Company
In the event of insolvency of the Company, all payments normally made to it by the Reinsurer shall be payable directly to the liquidator, receiver or statutory successor of the Company on the basis of the liability of the Company under the policies reinsured without diminution because of insolvency of the Company.

In the event of insolvency of the Company, the liquidator, receiver or statutory successor shall give the Reinsurer written notice of the pendency of a claim on a policy reinsured within a reasonable time after the claim is filed in the insolvency proceeding. During the pendency of the claim, the Reinsurer may investigate the claim, and in a proceeding where the claim is to be adjudicated, the Reinsurer may, at the Reinsurers own expense, interpose in the name of the Company (its liquidator, receiver or statutory successor) any defense or defenses which the Reinsurer may deem available to the Company or its liquidator, receiver or statutory successor.

The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of liquidation to the extent of a proportionate share of the amount of reinsurance that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

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Article 8
ARBITRATION

All disputes and differences between the parties on which an amicable understanding cannot be reached shall be decided by arbitration in Stamford, Connecticut or such other location to which the parties mutually agree. The following procedure shall apply:

Upon written request of either party, each party shall choose an arbitrator and the two chosen shall select a third arbitrator. If either party refuses or neglects to appoint an arbitrator within thirty (30) days after receipt of the written request for arbitration, the requesting party may appoint a second arbitrator. Such notice of arbitration shall be sent certified or registered mail. If the two arbitrators fail to agree on the selection of the third arbitrator within thirty (30) days of their appointment, each of them shall name three individuals, of whom the other shall decline two, and the decision as to the third arbitrator shall be determined by drawing lots.

All arbitrators shall be active or retired officers of United States domiciled life insurance or life reinsurance companies and disinterested in the outcome of the arbitration. Each party shall submit its case to the arbitrators within thirty (30) days of the appointment of the third arbitrator.

The parties hereby waive all objections to the method of choosing the arbitrators, it being the intention of both parties that all the arbitrators be chosen from those submitted by the parties.

The arbitrators shall have the power to determine all procedural rules for the holding of the arbitration including, but not limited to inspecting documents, examination of witnesses and any other matter relating to the conduct of the arbitration. The arbitrators shall have no authority to award punitive damages, exemplary damages, attorneys' fees or costs.

The arbitrators shall interpret this Agreement as an honorable engagement and not merely as a legal obligation; they are relieved of all judicial formalities and may abstain from following the strict rules of law.

Each party shall bear the expense of its own arbitrator, and shall jointly and equally bear with the other the expense of the third arbitrator and the arbitration. In the event that the two arbitrators are chosen by one party, as provided above, the expense of the arbitrators and the arbitration shall be divided equally between the two parties.

The decision, in writing, of the majority of the arbitrators, shall be final and binding upon both parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction.

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Article 9
CONFIDENTIALITY

The Company and the Reinsurer agree that Customer and Proprietary Information shall be treated as confidential. Customer Information includes, but is not limited to, medical, financial, and other personal information about proposed, current, and former policy owners, insureds, applicants, and beneficiaries of policies issued by the Company. Proprietary Information includes, but is not limited to, business plans and trade secrets, mortality and lapse studies, underwriting manuals and guidelines, applications and contract forms, and the specific terms and conditions of this Agreement.

Customer and Proprietary Information shall not include information that:
1.	is or becomes available to the general public through no fault of the party receiving the Customer and Proprietary Information (the "Recipient");
2.	is independently developed by the Recipient;
3.	is acquired by the Recipient from a third party not covered by a confidentiality agreement; or
4.	is disclosed under a court order, law or regulation.

The parties shall not disclose such information to any other parties unless agreed to in writing, except as necessary for retrocession purposes, as requested by external auditors, as required by court order, or as required or allowed by law or regulation.

The Company acknowledges that the Reinsurer can aggregate data with other companies reinsured with the Reinsurer as long as the data cannot be identified as belonging to the Company.

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Article 10
ERRORS AND OMISSIONS

If through unintentional error, oversight, omission, or misunderstanding (collectively referred to as "errors"), the Reinsurer or the Company fails to comply with the terms of this Agreement and if, upon discovery of the error by either party, the other party is promptly notified, each thereupon shall be restored to the position it would have occupied if the error had not occurred, including interest.

If it is not possible to restore each party to the position it would have occupied if the error had not occurred, the parties shall endeavor in good faith to promptly resolve the situation in a manner that is fair and reasonable, and most closely approximates the intent of the parties as evidenced by this Agreement.

However, the Reinsurer shall not provide reinsurance for policies that do not satisfy the parameters of this Agreement, nor shall the Reinsurer be responsible for negligent or deliberate acts or for repetitive errors in administration by the Company. If either party discovers that the Company has failed to cede reinsurance as provided in this Agreement, or failed to comply with its reporting requirements, the Reinsurer may require the Company to audit its records for similar errors and to take actions necessary to avoid similar errors in the future.

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Article 11
OFFSET

Any debts or credits, in favor of or against either the Reinsurer or the Company with respect to this Agreement or any other reinsurance agreement between the parties, are deemed mutual debts or credits and shall be offset and only the balance shall be allowed or paid.

The right of offset shall not be affected or diminished because of the insolvency of the other party.

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Article 12
EXCLUSIONS

This Agreement shall follow the exclusions in the Company's policies. In addition, it does not apply to and specifically excludes claims arising out of the following:

1. declared or undeclared war, or an act of war;
2. workers compensation in any form;
3. loss in excess of the reinsured policy limits;
4. London Market Excess, howsoever assumed;
5. assumed reinsurance;
6. business without an Actively at Work provision;
7. new business which covers in force disabled lives;
8. non-underwritten life insurance sold through an on line insurance marketplace;
9. participation in any pool or association of insurers and/or reinsurers;
10. stand alone AD&D business.

The following are also excluded under this Agreement but shall be given facultative consideration by the Reinsurer:

1. employee leasing companies;
2. association groups;
3. business without age reductions;
4. industries classified by the Reinsured as ineligible including;
■ airlines
■ mining
■ oil and gas operations
■ professional sports teams
■ chemical processing, except white collar personnel.

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Article 13
TERRORISM LIMITATION

Notwithstanding any other provision of this Agreement, or any provision of the policies reinsured hereunder, losses under this Agreement arising out of, caused by, or resulting from any act of terrorism as described below or any act authorized by a governmental authority for the purpose of preventing, terminating, countering or responding to any act or threat of terrorism or for the purpose of preventing or minimizing the consequences of any act or threat of terrorism shall be limited to $25,000,000 for any one Agreement Year.

Agreement Year is defined as the period from March 1, 2015 through February 29, 2016 both days inclusive, and each respective twelve (12) month period thereafter that this Agreement remains inforce.

Such loss is limited regardless of (i) any other cause or event contributing to such loss in any way or at any time, or (ii) whether such loss is accidental or intentional.

An "act of terrorism" means an activity, including the threat of any activity or any preparation for an activity, that:

A. Causes injury to persons; and

B. Appears to be intended to:

1.	Intimidate or coerce a civilian population; or
2.	Disrupt any segment of an economy; or
3.	Influence the policy of a government by intimidation or coercion; or
4.	Affect the conduct of a government by destruction, assassination, kidnapping or hostage-taking; or
5.	Advance a political, religious or ideological cause.

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Article 14
DAC TAX

The Parties to this Agreement agree to the following provisions pursuant to Section 1.8482(g)(8) of the Income Tax Regulations effective December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended:

1.	The term "Party" shall refer to either the Company or the Reinsurer as appropriate.

2.	The terms used in this Article are defined by reference to Regulation Section 1.848-2 in effect as of December 29, 1992.

3.
The Party with the net positive consideration for this Agreement for each taxable year shall capitalize specified policy acquisition expense with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

4.
The Company and the Reinsurer agree to exchange information pertaining to the amount of the net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

5.
The Company shall submit a schedule to the Reinsurer by June 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations shall be accompanied by a statement signed by an officer of the Company stating that the Company shall report such net consideration in its tax return for the preceding calendar year.

6.
The Reinsurer may contest such calculation by providing an alternative calculation to the Company in writing within thirty (30) days of the Reinsurer's receipt of the Company's calculation. If the Reinsurer does not so notify the Company, the Reinsurer shall report the net consideration as determined by the Company in the Reinsurer's tax return for the previous calendar year.

7.
If the Reinsurer contests the Company's calculation of the net consideration, the parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Company and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

8.
Both the Company and the Reinsurer represent and warrant that they are subject to United States taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.

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Article 15
COMMENCEMENT AND TERMINATION

This Agreement shall be effective for the period beginning at 12:01a.m. Eastern Standard Time March 1, 2015. It is a continuous agreement, subject to ninety (90) days notice of cancellation at midnight February 29 and at any February 29 thereafter (or February 28 as appropriate). Such notice of cancellation shall be sent by registered or certified mail.

This Agreement may be terminated by either party at any time, for breach of the terms and conditions of this Agreement, by giving the other party not less than thirty (30) days prior written notice by certified mail.

The Reinsurer's right to terminate reinsurance pursuant to this Article shall be without prejudice to its right to collect reinsurance premiums for the period that reinsurance was inforce prior to the expiration of the notice period.

The Reinsurer shall have the option of terminating this Agreement at any time, upon delivery of thirty (30) days written notice to the Company, upon the occurrence of any of the following events:

1.	The Company is placed upon a "watch list" by its domiciliary insurance regulators;
2.	the regulatory authority of any jurisdiction in which the Company is authorized to do business revokes the Company's right to continue conducting business in that jurisdiction for financial reasons;
3.
an order appointing a receiver, conservator or trustee for management of the Company is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of the Company;

4.	the Company is merged, purchased or there is any other change in whole or in part of at least twenty percent (20%) in the ownership or control of the Company; or
5.
the Company deviates from the agreed upon underwriting guidelines without the prior approval of the Reinsurer. The Reinsurer shall have no liability for any business quoted on a basis deviating from the agreed upon underwriting guidelines.

If this Agreement is terminated, the Reinsurer shall be relieved of all liability to the Company:

1.	for claims incurred following the termination date of this Agreement; and
2.
for claims incurred prior to the termination date of this Agreement, if proof of claim approved by the Company and proof of claim payment made by the Company is not provided to the Reinsurer within twelve (12) calendar months following the end of the month in which termination of this Agreement is effective.

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Article 16
EXECUTION

This Agreement is effective as of March 1, 2015 and applies to eligible policies issued on or after such date. This Agreement has been made in duplicate and is hereby executed by both parties.

US ALLIANCE LIFE & SECURITY COMPANY	GENERAL RE LIFE COPORATION
By: /s/ Jack H. Brier	By: /s/ Drew F. King
Title: President	Title: Senior Vice President
Date: April 13, 2015	Date: March 26, 2015
Place: Topeka, KS	Place: Stamford, CT
Attest: /s/ Jeff Brown Title: EVP & COO	Attest: /s/ Stacy A. Varney Title: Vice President

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Schedule A
REINSURANCE COVERAGE

A.1 Business Covered

In respect of Group business classified by the Company as Group Life and Accidental Death and Dismemberment business, underwritten and issued by the Company and defined as Group Life and Accidental Death and Dismemberment policies.

A.2 Method of Cession

The Company shall be required to send to the Reinsurer a schedule showing the Life Benefits and a copy of the Group Life rate calculation or similar census material. The Company shall also furnish the Reinsurer with a copy of each policy and certificate form for which reinsurance shall be required under this Agreement.

A.3 Reinsurer's Liability
With respect to the policies reinsured, the Reinsurer agrees to accept its share of the liability arising from Group life coverages provided under such policies on a loss occurring basis. The liability of the Reinsurer shall be limited as follows:

For Group Life, 75% quota share of the first $100,000 and 100% of the excess up to $500,000. The maximum reinsurance amount is $475,000 per insured individual.

For Group Accidental Death & Dismemberment, 75% quota share of the first $100,000 and 100% of the excess up to $500,000. The maximum reinsurance amount is $475,000 per insured individual.

The Company shall retain net for its own account 25% of its liability for the benefits payable to a maximum of $25,000 per insured individual for Group Life and 25% of its liability for the benefits payable to a maximum of $25,000 per insured individual for Group AD&D.

The Reinsurer shall be responsible for its share of claims incurred during the period this Agreement is inforce. Incurred date as defined in this Agreement shall mean the time at which a covered loss takes place.

A.4 Agreement Year
Agreement Year as used herein shall be understood to mean the period from March 1, 2015 through February 29, 2016, both days inclusive, and each respective twelve (12) month period thereafter that this Agreement remains in force.

U169-001-000

Schedule B
REINSURANCE PREMIUM

B.1 Group Life Premium
The Company shall pay the Reinsurer 75% of gross premium collected for benefit amounts up to $400,000 less the allowances outlined below in B.3.

The Company shall pay the Reinsurer 100% of gross premium collected for benefit amounts in excess of $400,000 less the allowances outlined below in B.3.

B.2 Group Accidental Death and Dismemberment Premium
The Company shall pay the Reinsurer 75% of the gross premium collected for benefit amounts up to $100,000 less the allowances outlined below in B.3.

The Company shall pay the Reinsurer 100% of gross premium collected for benefit amounts in excess of $100,000 less the allowances outlined below in B.3.

B.3 Reinsurance Allowances
The Reinsurer shall reimburse the following allowances:

Minimum Lives	Maximum Lives	Allowances
3	15	32.0%
16	30	29.5%
31	40	27.0%
41	50	24.5%
51	60	22.0%
61	90	19.9%
91	120	17.8%
121	150	15.7%
151	300	11.7%
301	600	8.3%
600	1,500	5.2%
1,501	3,000	3.1%
3001 +		2.8%

B.4 Change In Reinsurance Allowances
The Reinsurer reserves the right to amend the allowances in Section B.3 above to reflect changes made by the Company in underwriting rules, rating practices or other criteria of Group insurance covered under this Agreement.

B.5 Waiver of Premium
The rates for Group Life include coverage for Waiver of Premium, providing the disability commenced after the effective date of this Agreement.

The date of the Incurred Claim shall be defined as the date the individual becomes disabled.

U169-001-000

Schedule C
REPORTS

Within thirty (30) days of the end of each month, the Company shall report the following information to the Reinsurer for each reinsured coverage:

1. Group Policy Name
2. Group Policy Number
3. Name of the insured
4. Location of insured, including state and ZIP code
5. Policy certificate period/effective date
6. Coverage basis and amount
7. Gross premium
8. Ceding allowance
9. Net premium
10. Cumulative gross and net premiums for the month
11. Ceded claims at the end of the month
12. Outstanding claims at the end of the month

In addition to the information listed above, the Company shall provide complete census data on an annual basis.

U169-001-000

Schedule D
UNDERWRITING GUIDELINES

The business reinsured under this Agreement is underwritten in accordance with the guidelines which are on file with the Reinsurer.

U169-001-000
Amendment No.1
GenRe

AMENDMENT No. 1 to the

GROUP LIFE AND ACCIDENTAL DEATH AND DISMEMBERMENT

REINSURANCE AGREEMENT

(effective March 1, 2015)

between

US ALLIANCE LIFE & SECURITY COMPANY

of

Topeka, Kansas

and

GENERAL RE LIFE CORPORATION

of

Stamford, Connecticut

IT IS HEREBY MUTUALLY AGREED by both parties to this Agreement, effective March 1, 2015, that Section 2.1 in Article 2 — Basis of Insurance is amended to revise paragraph 4 and that Section A.3 is amended to correct the Reinsurer's Liability.

IT IS FURTHER AGREED, effective March 1, 2015, that Schedule E — Catastrophe Coverage is added to and made a part of this Agreement.

All other provisions of this Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Reinsurance Agreement No. U169-001-000 to be executed in duplicate for and on behalf of:

US ALLIANCE LIFE & SECURITY COMPANY

Date:   9/4/2015

Place: Topeka, KS                                 By: /s/ Jack H. Brier

Witness:  Jeff Brown                                                                                                                 Title: President

US ALLIANCE LIFE & SECURITY COMPANY

Date: August 28, 2015

Place: South Portland, ME                               By:  /s/ Drew F. King

Witness:  /s/ Jennifer Daigles                             Title: Senior Vice President

U169-001-000
Amendment No.1

Article 2
BASIS OF INSURANCE

2.1 Automatic Reinsurance
On or after 12:01 A.M. Eastern Standard Time on the effective date of this Agreement, whenever the Company issues a group policy providing insurance within the limits permitted by the Underwriting Guidelines of the Company as described in Schedule D and the Company retains its maximum limit of retention as shown in Schedule A, the Company shall cede and the Reinsurer shall automatically accept reinsurance in amounts not exceeding the amounts in Schedule A, provided that the policy has not been offered on a facultative basis, in accordance with Article 2.2 below, to any reinsurer, including the Reinsurer.

This Agreement shall apply to policies issued on risks domiciled within the United States.

The reinsurance coverage shall be issued in accordance with the policy forms, underwriting manual, rates and guidelines agreed to by the Reinsurer and the Company. Any deviation from these materials shall require prior written approval by the Reinsurer. The Reinsurer reserves the right to review and modify the rates and/or underwriting guidelines as it deems necessary.

The Company may not reinsure the amount it has retained on the business covered under this Agreement on any basis without the Reinsurer's written consent, which consent may be withheld for any reason. This restriction on reinsurance shall not apply to the catastrophic coverage provided by the Reinsurer as outlined in Schedule E.

2.2 Facultative Reinsurance
For any group policy providing amounts of insurance which does not conform to the agreed upon Underwriting Guidelines, and is for this, or for any reason not eligible for automatic reinsurance under the provisions of this Agreement, such policy shall be offered to the Reinsurer for reinsurance on a facultative basis. Upon receipt of such facultative submission, the Reinsurer shall render a decision as to the acceptability of the policy for reinsurance as soon as is practically possible. If the policy is accepted by the Reinsurer, such policy shall be reinsured under this Agreement according to the rates and all other provisions applicable to automatic reinsurance, unless mutually agreed otherwise by the Company and the Reinsurer. If the policy is declined by the Reinsurer, the Company may seek reinsurance elsewhere for that policy.

This restriction on reinsurance shall not apply to reinsurance by the Company with or among its affiliated companies that are controlled by or under common control with the Company.

U169-001-000
Amendment No.1

Schedule A
REINSURANCE COVERAGE

A.1 Business Covered
In respect of Group business classified by the Company as Group Life and Accidental Death and Dismemberment business, underwritten and issued by the Company and defined as Group Life and Accidental Death and Dismemberment policies.

A.2 Method of Cession
The Company shall be required to send to the Reinsurer a schedule showing the Life Benefits and a copy of the Group Life rate calculation or similar census material. The Company shall also furnish the Reinsurer with a copy of each policy and certificate form for which reinsurance shall be required under this Agreement.

A.3 Reinsurer's Liability
With respect to the policies reinsured, the Reinsurer agrees to accept its share of the liability arising from Group life coverages provided under such policies on a loss occurring basis. The liability of the Reinsurer shall be limited as follows:

For Group Life, 75% quota share of the first $400,000 and 100% of the excess up to $500,000. The maximum reinsurance amount is $400,000 per insured individual.

For Group Accidental Death & Dismemberment, 75% quota share of the first $100,000 and 100% of the excess up to $500,000. The maximum reinsurance amount is $475,000 per insured individual.

The Company shall retain net for its own account 25% of its liability for the benefits payable to a maximum of $100,000 per insured individual for Group Life and 25% of its liability for the benefits payable to a maximum of $25,000 per insured individual for Group AD&D.

The Reinsurer shall be responsible for its share of claims incurred during the period this Agreement is inforce. Incurred date as defined in this Agreement shall mean the time at which a covered loss takes place.

A.4 Agreement Year
Agreement Year as used herein shall be understood to mean the period from March 1, 2015 through February 29, 2016, both days inclusive, and each respective twelve (12) month period thereafter that this Agreement remains in force.

U169-001-000
Amendment No.1

Schedule E
CATASTROPHE COVERAGE

E.1 Business Covered
The Company's liability for its Net Retention as defined in Schedule A of this Agreement as the result of any loss or losses which may arise out of a Loss Event as defined below commencing during the term of this Agreement.

E.2 Reinsurer's Liability
The Reinsurer shall pay the Company's Net Retention when a Loss Event causes the death and/or dismemberment of three (3) or more lives reinsured under this Agreement. The Reinsurer's liability shall be subject to a maximum of $1,000,000 annually.

E.3 Definitions
Loss Event
Loss Event is defined as the sum of all losses occasioned by any one accident or loss or series of accidents or losses involving three (3) or more lives directly arising out of one or more associated events.

Loss Events are associated to the extent they have a common cause or are a chain of events forming a part of a schematic whole, even if the events themselves are separate in time and place. Associated Loss Events would include, by way of example, an earthquake and following tremors. The number of associated Loss Events to be included is limited to events occurring within a radius of 10 miles and a period of 168 consecutive hours. Unless otherwise provided in this Agreement, to the extent deaths, dismemberments, or disabilities result from one or more associated Loss Events that occur within the above parameters, only losses occurring within 180 days of the applicable Loss Event shall be included with the meaning of Loss Event under this Agreement.

The Company shall determine the period covered by a single Loss Event or, should an event or series of connected events extend beyond 168 consecutive hours, the Company shall determine the commencement and termination dates of the Loss Event, provided that (i) no period commences earlier than the Effective Date of this Agreement, or later than its termination date and (ii) no period commences earlier than the time of occurrence of the first recorded incident resulting in a claim for a benefit covered hereunder, or may exceed 168 hours.

Net Retention
This term shall mean the amount the Company shall retain for its own account.

E.4 Exclusions
In addition to the exclusions in the Company's policies and the exclusions in Article 12 of this Agreement, this coverage is subject to and specifically excludes losses arising out of the following:

■ pandemic\epidemic;
■ insureds who permanently reside outside of the United States;
■ losses subject to reimbursement under the War Hazards Compensation Act.

U169-001-000
Amendment No.1

E.5 Reinsurance Premium
The catastrophe coverage shall be reinsured at a flat monthly rate of $0.001 for each $1,000 of the Company's Net Retention per month.

Payment of reinsurance premium shall follow the terms of Article 4.

U169-001-000 Amendment No. 2	AMENDMENT No. 2 to the	Gen Re

GROUP LIFE AND ACCIDENTAL DEATH AND DISMEMBERMENT

REINSURANCE AGREEMENT

(effective March 1, 2015)

between

US ALLIANCE LIFE & SECURITY COMPANY

of

Topeka, Kansas

and

GENERAL RE LIFE CORPORATION

of

Stamford, Connecticut

IT IS HEREBY MUTUALLY AGREED by both Parties to this Agreement, effective December 1, 2015, that Schedule A — Reinsurance Coverage is amended as attached to add Supplemental and Voluntary Group Life and Supplemental and Voluntary Group Accidental Death and Dismemberment as reinsured coverages under this Agreement.

All other provisions of this Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 2 to Reinsurance Agreement No. U169-001-000 to be executed in duplicate for and on behalf of:
US ALLIANCE LIFE & SECURITY COMPANY

Date:   January 15, 2016

Place: Topeka, KS                           By: /s/ Jack H. Brier

Witness:  Jeff Brown                                                                                                                 Title: President

US ALLIANCE LIFE & SECURITY COMPANY

Date: January 8, 2016

Place: South Portland, ME                          By:  /s/ Drew F. King

Witness:  /s/ Jennifer Daigles                         Title: Senior Vice President

U169-001-000
Amendment No. 2

Schedule A
REINSURANCE COVERAGE

A.1 Business Covered
Basic, Supplemental and Voluntary Group Life and Basic, Supplemental and Voluntary Accidental Death and Dismemberment (AD&D) business, underwritten and issued by the Company and defined as Basic, Supplemental and Voluntary Group Life and Basic, Supplemental and Voluntary Accidental Death and Dismemberment policies.

A.2 Method of Cession
The Company shall be required to send to the Reinsurer a schedule showing the Life Benefits and a copy of the Group Life rate calculation or similar census material. The Company shall also furnish the Reinsurer with a copy of each policy and certificate form for which reinsurance shall be required under this Agreement.

A.3 Reinsurer's Liability
With respect to the policies reinsured, the Reinsurer agrees to accept its share of the liability arising from Group life coverages provided under such policies on a loss occurring basis. The liability of the Reinsurer shall be limited as follows:

For Basic, Supplemental and Voluntary Group Life, 75% quota share of the first $400,000 and 100% of the excess up to $500,000. The maximum reinsurance amount is $400,000 per insured individual.

For Basic, Supplemental and Voluntary Group Accidental Death & Dismemberment, 75% quota share of the first $100,000 and 100% of the excess up to $500,000. The maximum reinsurance amount is $475,000 per insured individual.

The Company shall retain net for its own account 25% of its liability for the benefits payable to a maximum of $100,000 per insured individual for Basic, Supplemental, and Voluntary Group Life and 25% of its liability for the benefits payable to a maximum of $25,000 per insured for Basic, Supplemental and Voluntary Group Accidental Death and Dismemberment.

Where the Company insures Basic, Supplemental and Voluntary Group Life, the Company's per person net retention shall be satisfied first by Basic Group Life then by Supplemental Group Life and then by Voluntary Group Life.

Where the Company insures Basic, Supplemental and Voluntary Group Accidental Death & Dismemberment, the Company's per person net retention shall be satisfied first by Basic Group AD&D then by Supplemental Group AD&D and then by Voluntary Group AD&D.

The Reinsurer shall be responsible for its share of claims incurred during the period this Agreement is inforce. Incurred date as defined in this Agreement shall mean the time at which a covered loss takes place.

U169-001-000
Amendment No. 2

A.4 Agreement Year
Agreement Year as used herein shall be understood to mean the period from March 1, 2015 through February 29, 2016, both days inclusive, and each respective twelve (12) month period thereafter that this Agreement remains in force.